SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

5885 Landerbrook Drive, Suite 205, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 9.	Regulation FD Disclosure.

On October 7, 2003, Chart Industries, Inc. (“Chart”) issued a press release announcing the appointment of Samuel F. Thomas as Chief Executive Officer of Chart. The press release is attached hereto as Exhibit 99.1.

Pursuant to the confirmation order of the United States Bankruptcy Court for the District of Delaware entered on September 4, 2003 (the “Confirmation Order”), which confirmed Chart’s Plan of Reorganization, Mr. Thomas has also become a director of Chart as a result of his election as Chief Executive Officer, and Stephen S. Gray has ceased to be a director of Chart simultaneously. The Confirmation Order was filed as Exhibit 2.2 to Chart’s Current Report on Form 8-K, filed September 19, 2003.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: October 8, 2003	By:	/s/ MICHAEL F. BIEHL

Michael F. Biehl Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release, dated October 7, 2003.

E-1